Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of EDG Capital, Inc. on Form SB-2 of our audit of Isotope Solutions, Inc. as of December 31, 1998 and for the year then ended and of our audit of Molecular Radiation Management, Inc. as of December 31, 1999 and for the year then ended. We also consent to the references to our firm under the caption "Experts."


/s/ Kurcias, Jaffe & Company LLP
Great Neck, New York
February 4, 2001